EXHIBIT NO. 11

            STATEMENT REGARDING THE COMPUTATION OF PER SHARE EARNINGS

============================================================= ================= ================
                                                               September 30,     September 30,
                                                                    1998             1997
------------------------------------------------------------- ----------------- ----------------
Basic earnings per common share                                      $0.90             $0.82
------------------------------------------------------------- ----------------- ----------------
Basic earnings per common share before merger-related
expenses                                                             $0.91             $0.85
------------------------------------------------------------- ----------------- ----------------
Basic weighted average number of share outstanding               7,890,283         7,868,507
------------------------------------------------------------- ----------------- ----------------
Diluted earnings per common share                                    $0.90             $0.81
------------------------------------------------------------- ----------------- ----------------
Diluted earnings per common share before merger-related
expenses                                                             $0.91             $0.85
------------------------------------------------------------- ----------------- ----------------
Diluted weighted average number of shares outstanding            7,946,251         7,909,476
============================================================= ================= ================


The September 30, 1997 data has been adjusted for the 33% stock dividend effected in the form of a four-for-three stock split declared in July 1998 and for the 10% stock dividend declared in October 1997.